Exhibit 5.1
Troutman Pepper Hamilton Sanders LLP
401 9th Street NW, Suite 1000
Washington, DC 20004

troutman.com

May 3, 2024
Board of Directors
Burke & Herbert Financial Services Corp.
100 S. Fairfax Street
Alexandria, VA 22314

Re:	Registration Statement on Form S-8
Ladies and Gentlemen:
We are acting as counsel to Burke & Herbert Financial Services Corp., a Virginia corporation (the “Company”), in connection with the preparation and filing of its registration statement on Form S-8 (the “Registration Statement”), filed as of the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the registration of 75,000 shares (the “Shares”) of the Company’s common shares, par value $0.50 per share (the “Common Shares”), to be issued by the Company pursuant to the SFGI 2014 Long-Term Incentive Plan (the “Plan”). This opinion letter is being furnished in accordance with the requirements of Item 8(a) of Form S-8 and Item 601(b)(5)(i) of Regulation S-K, in connection with the Registration Statement, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issuance of the Shares.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.

We do not purport to express an opinion on any laws other than the laws of the Commonwealth of Virginia. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our

Burke & Herbert Financial Services Corp.
May 3, 2024

opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, we are of the opinion that the Shares have been duly authorized for issuance, and when issued, delivered and paid for in accordance with the Plan (assuming that, upon any issuance of the Shares, the total number of shares of Common Shares issued and outstanding will not exceed the total number of shares of Common Shares that the Company is then authorized to issue under its Articles of Incorporation), the Shares will be legally issued, fully paid and non-assessable.

We do not render any opinions except as set forth above. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with such agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the securities addressed herein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,
/s/ TROUTMAN PEPPER HAMILTON SANDERS LLP
TROUTMAN PEPPER HAMILTON SANDERS LLP